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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our report, dated January 14, 2000, relating to the financial statements of E.T. Jones & Associates, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Atlanta, Georgia
April 7, 2000